UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 28, 2001


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

    100 Century Park Drive, Monroe, Louisiana                    71203
     (Address of principal executive offices)                 (Zip Code)


     Registrant's telephone number, including area code      (318) 388-9000


Item 5:      Other Events

The following press release was issued by the Registrant in response to a letter dated August 27, 2001, from Mr. Scott T. Ford, President and Chief Operating Officer of ALLTEL Corporation.

                               ------------------

Tuesday August 28, 12:58 pm Eastern Time

Press Release

SOURCE: CenturyTel

CenturyTel Issues Letter to ALLTEL

MONROE, La. -- (BUSINESS WIRE) -- Aug. 28, 2001 -- CenturyTel, Inc.
(NYSE: CTL - news) sent the following letter today to Scott Ford, President and Chief Operating Officer of ALLTEL Corporation (NYSE: AT - news):

       August 28, 2001

       PERSONAL AND CONFIDENTIAL

       Mr. Scott T. Ford
       President and Chief Operating Officer
       ALLTEL Corporation
       One Allied Drive
       Little Rock, AR  72202

       Dear Scott:

                I received your letter, which was faxed to me as you were releasing it to the press. Your letter does nothing more than urge us to reconsider the same proposal that our Board unanimously determined, after careful consideration, was not in the best interests of CenturyTel. There is no reason to reconsider that decision.

                While we also believe that your letter is clearly misleading, we have no intention of engaging in your public letter writing campaign.

                We are fully aware of our responsibilities to our shareholders and other constituencies, and we will continue to respect those obligations as we pursue our growth strategies.

                               Sincerely,

                               /s/ Glen F. Post, III
                               Glen F. Post, III
                               Vice Chairman, President and CEO

CenturyTel, Inc. provides communications services including local exchange, wireless, long distance, Internet access and data services to more than three million customers in 21 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL. CenturyTel is the 8th largest local exchange telephone company, based on access lines, and the 8th largest cellular company, based on population equivalents owned, in the United States. Visit CenturyTel's corporate Web site at (www.centurytel.com).

Contact:

     CenturyTel
     Investors:
     Jeff Glover
     318/388-9648
     Media:
     Annmarie Sartor
     318/388-9671
        or
     Joele Frank, Wilkinson Brimmer Katcher
     Joele Frank, Andy Brimmer
     212/355-4449

                               ------------------

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CENTURYTEL, INC.

                                        By:/s/ Neil A. Sweasy
                                           ---------------------
                                           Neil A. Sweasy
                                           Vice President and Controller